                                                                    Exhibit 10.3


                                   e-NET, INC.

                          1999 STOCK COMPENSATION PLAN



                        EFFECTIVE AS OF OCTOBER 26, 1999

                                   e-NET, INC.
                          1999 STOCK COMPENSATION PLAN

I.       THE PLAN

         1.1 PURPOSE. The purpose of the e-Net, Inc. 1999 Stock Compensation Plan is to promote the success of the Corporation and its Subsidiaries by providing an additional means through the grant of Awards to provide officers and employees with stock compensation that is comparable with compensation for employment with other similar companies in order to attract, motivate, retain and reward officers and employees; to provide incentives for high levels of individual performance and improved financial performance; to attract, motivate and retain experienced and knowledgeable independent directors; to attract, motivate and retain experienced and knowledgeable independent contractors; and to promote a close identity of interests between directors, officers, employees, independent contractors and stockholders.

         1.2      DEFINITIONS.

         The following terms shall have the meanings set forth below:

                  (1) "AWARD" shall mean an award of any Option authorized under
         Section 1.6, that is authorized by and granted under this plan.

                  (2) "AWARD DATE" shall mean the date upon which the Outside Board or the Board, as applicable as determined pursuant to Section 1.3, takes the action granting an Award or such later date as the Outside Board or the Board designates as the Award Date at the time of granting the Award.

                  (3) "AWARD DOCUMENT" shall mean any writing, which may be an agreement, setting forth the terms of an Award that has been granted by the Outside Board or the Board.

                  (4) "AWARD PERIOD" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

                  (5) "BENEFICIARY" shall mean the person or persons designated by a Participant in writing to the Board to receive the benefits specified in an Award Document and under this Plan in the event of the

         Participant's death, or, if the Participant has not designated such person or persons, or such person or persons shall all have predeceased the Participant, the executor or administrator of the Participant's estate.

                  (6) "BOARD" shall mean the Board of Directors of the Corporation.

                  (7) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a section of the Code shall include any corresponding future provision of federal tax law.

                  (8) "COMMON STOCK" shall mean the common stock of the Corporation and, in the event such common stock is converted to another security or property pursuant to Section 3.2, such other security or property.

                  (9) "CORPORATION" shall mean e-Net, Inc. and its successors, and, where the context requires, its Subsidiaries.

                  (10) "EMPLOYEE" shall mean any employee of the Corporation or a Subsidiary, including a director who is also an employee.

                  (11) "ELIGIBLE PARTICIPANT" shall mean any Employee or Independent Contractor.

                  (12) "ERISA" shall mean the Employee Retirement Income Security Act of 1947, as amended.

                  (13) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor provision.

                  (14) "FAIR MARKET VALUE" shall have such meaning as determined by the Outside Board from time to time based upon its reasonable judgement as indicated by its written approval.

                  (15) "INDEPENDENT CONTRACTOR" shall mean any individual who engages in service for hire for the Corporation or a Subsidiary under a written contract approved by the Board.

                  (16) "INSIDER" shall mean an officer of the Corporation, a director of the Corporation, or a beneficial owner of ten percent (10%) or more of the Corporation's issued and outstanding Common Stock or other equity security registered pursuant to Section 12 of the Exchange Act, as defined pursuant to Section 16 of the Exchange Act and the rules and regulations thereunder.

                  (17) "NONMANAGEMENT DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Corporation or a Subsidiary.

                  (18) "OPTION" shall mean an option to purchase Common Stock pursuant to an Award.

                  (19) "OUTSIDE BOARD" shall mean the Outside Directors, as a group.

                  (20) "OUTSIDE DIRECTOR" shall mean a member of the Board who is a Non-management Director and who otherwise falls under the definition of "Non-Employee Director" in Rule 16b-3.

                  (21) "PARTICIPANT" shall mean a Nonmanagement Director or an Eligible Participant who has been granted an Award under this Plan.

                  (22) "PERSONAL REPRESENTATIVE" shall mean to person or persons who, upon the incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding, pursuant to a durable power of attorney or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

                  (23) "PLAN" shall mean this e-Net, Inc. 1999 Stock Compensation Plan.

                  (24) "PLAN TERMINATION DATE" shall mean the tenth anniversary of the effective date of the Plan, as determined pursuant to Section 3.7.

                  (25) "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

                  (26) "RETIREMENT" shall mean, in the case of an Employee, retirement as defined in the Corporation's Retirement Pension Plan, as amended from time to time.

                  (27) "RULE 16b-3" shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

                  (28) "SUBSIDIARY" shall mean any subsidiary of the Corporation which meets the definition of a "subsidiary corporation" set forth in
         Section 424(f) of the Code.

                  (29) "TOTAL DISABILITY" shall mean complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Participant was employed when the illness commenced or accident occurred, as determined by the Corporation's independent medical consultant, and, in the case of Eligible Participants who are Insiders, ratified by the Outside Board.

         1.3      ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

         (a) THE OUTSIDE BOARD AND THE BOARD. This Plan shall be administered by, and all Awards to Eligible Participants shall be authorized by, the Outside Board in the cases of Eligible Participants who are Insiders and of Nonmanagement Directors, and the Board in the case of Eligible Participants who are not Insiders. Action of the Outside Board or the Board with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of the respective members, PROVIDED, HOWEVER, that no director may participate in a decision to grant an Award to himself or herself. All references in this Plan to actions or determinations in respect of Awards by the Outside Board shall be references to Awards granted to Eligible Participants who are Insiders and to Nonmanagement Directors. All references in this Plan to action or determinations in respect of Awards by the Board shall be references to Awards granted to Eligible Participants who are not Insiders. The Outside Board shall administer this Plan with respect to all Awards held by Eligible Participants who are Insiders and by Nonmanagement Directors, including Awards granted prior to the time that any such Eligible Participant becomes an Insider.

         (b) PLAN AWARDS; INTERPRETATION; POWERS. Subject to the express provisions of this Plan, the Outside Board or the Board shall have the authority:

                  (i) to determine the Eligible Participants and Nonmanagement Directors who will receive Awards; PROVIDED, HOWEVER, that no director may participate in a decision to grant an Award to himself or herself;

                  (ii) to grant Awards to such Eligible Participants and Nonmanagement Directors, to determine the amount of and the price at which Common Stock will be offered or awarded thereto, to determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, to establish the installments (if any) in which such Awards shall become exercisable or shall vest, and to establish the expiration date and the events of termination of such Awards; PROVIDED, HOWEVER, no director may participate in a decision to grant an Award to himself of herself;

                  (iii) to construe and interpret this Plan and any Award Documents, to further define the terms used in this Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                  (iv) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Participants and Nonmanagement Directors, subject to any required consents under Section 3.5;

                  (v) to accelerate or extend the ability to exercise or extend the term of any or all outstanding Awards (subject to the maximum term of Awards under Section 1.7);

                  (vi) to offer to buy out outstanding Awards for cash, Common Stock or other consideration, and to accept the surrender of Awards in satisfaction of obligations to the Corporation; and

                  (vii) to make all other determinations and take such other actions as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and effectuation of its purposes.

         (c) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Outside Board, relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Board and the Outside Board may act in their absolute discretion in matters within their authority related to this Plan.

         (d) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Board and the Outside Board may obtain and may rely upon the advice of experts, including professional advisors to the Corporation.

         (e) DELEGATION. The Board may delegate some or all of its authority under the Plan to one or more members of the Board. The Outside Board and the Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

         (f) NO LIABILITY. No member of the Board, or director, officer or employee of the Corporation or any Subsidiary, shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

         (g) INDEMNIFICATION. To the extent permitted by law, each of the members of the Board, and each of the directors, officers and employees of the Corporation and any Subsidiary, shall be held harmless and be indemnified by the Corporation for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

         1.4 PARTICIPATION. Awards may be granted by the Outside Board or the Board only to Eligible Participants or to Nonmanagement Directors; PROVIDED HOWEVER, that no director may participate in a decision to grant an Award to himself or herself. An Eligible Participant or Nonmanagement Director who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Outside Board or the Board shall so determine.

         1.5      SHARES AVAILABLE FOR AWARDS.

         (a) COMMON STOCK. Subject to the provisions of Section 3.2, the Common Stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock, any shares of

Common Stock held as treasury shares, and shares of Common Stock purchased by the Corporation on the open market.

         (b) NUMBER OF SHARES. Subject to adjustments in accordance with Section 3.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Participants and Nonmanagement Directors under this Plan shall not exceed one million (1,000,000) shares.

         (c) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. A good faith estimate of the number of shares of Common Stock subject to outstanding Awards that will be satisfied by delivery of shares of Common Stock, plus the number of shares of Common Stock referenced for purposes of determining other Awards, shall be reserved from the number of shares of Common Stock available for Awards under this Plan. The aggregate number of shares of Common Stock delivered under this Plan plus the number of shares referenced with respect to Awards paid in cash shall reduce the number of shares of Common Stock remaining available. If any Award shall expire or be canceled or terminated without having been exercised in full, or any Common Stock subject to an Award shall not vest or be delivered, the unpurchased, nonvested or undelivered shares of Common Stock subject thereto or the shares of Common Stock referenced with respect thereto shall again be available under this Plan; PROVIDED, HOWEVER, that no such unpurchased, nonvested or undelivered shares shall again be available if the holder received dividends with respect to such shares or any other benefits of ownership of such shares, other than voting rights or the accumulation of dividends that are never paid to the holder. If the Corporation withholds shares of Common Stock pursuant to Section 3.4, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 3.4 shall be treated as issued and the aggregate number of shares issuable with respect to the applicable Award and under this Plan shall be reduced by the number of shares so withheld and such shares shall not be available for additional Awards.

         1.6 GRANT OF AWARDS. Subject to the express provisions of this Plan, the Outside Board or the Board shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and other terms and conditions of the Award. Each Award to an Eligible Participant or a Nonmanagement Director shall be evidenced by an Award Document signed by the Corporation and, if required by the Outside Board or the Board, by the Eligible Participant or Nonmanagement Director.

         1.7 AWARD PERIOD. Each Award and all executory rights or obligations under the related Award Document shall expire on such date (if any) as shall be determined by the Outside Board or the Board, but in the case of Options or other rights to acquire Common Stock, not later than ten (10) years after the Award Date.

         1.8 LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

         (a) PROVISIONS FOR EXERCISE. An Award shall be exercisable or shall vest as determined by the Outside Board or the Board.

         (b) PROCEDURE. Any exercisable Award shall be exercised when the person appointed by the Outside Board or the Board receives written notice of such exercise from the Participant, together with satisfactory arrangements for any required payment to be made in accordance with Sections 2.2. or 3.4 or the terms of the Award Document, as the case may be.

         (c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. However, the Outside Board or the Board may determine that cash will be paid or transferred in lieu of any fractional share interests.

         (d) HOLDING PERIOD. Notwithstanding any provision of this Plan to the contrary, except in the case of sales by an executor or administrator of the estate of a deceased Participant, shares of Common Stock acquired by an Insider through the exercise of an Award granted hereunder may not be sold until a date six (6) months after the date of the grant of such Award as specified in the Award Document.

         1.9 ACCEPTANCE OF NOTES TO FINANCE EXERCISE. Where the Outside Board or the Board deems it appropriate under the circumstances as indicated by its written approval, the Corporation may accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award or the payment of the amount of any taxes that the Corporation may be required to withhold with respect to such exercise or receipt; PROVIDED, HOWEVER, that any such note shall be subject to the following terms and conditions:

                  (1) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan, including the amount of any taxes required to be withheld, and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

                  (2) The initial term of the note shall be determined by the Outside Board or the Board; PROVIDED, HOWEVER, that the term of the note, including extensions, shall not exceed ten (10) years.

                  (3) The note shall provide for full recourse of the Participant, including a right of set-off against amounts otherwise payable by the Corporation to the Participant, and shall bear interest at a rate determined by the Outside Board or the Board, but not less than the applicable federal rate determined under Section 1274.

                  (4) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the tenth business day after such termination.

                  (5) If required by the Outside Board or the Board or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

                  (6) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

         1.10 NO TRANSFERABILITY. Awards may be exercised only by the Participant or the Participant's Personal Representative, if any, or, if the Participant has died, the Participant's Beneficiary. Amounts payable or shares of Common Stock issuable pursuant to an Award shall be paid to (or registered in the name of) such person or persons as specified by the person exercising the Award. Other than by will or the laws of descent and distribution or pursuant to a QDRO or other exception to transfer restrictions under Rule 16b-3, no right or benefit under this Plan or any Award, including, without limitation, any Option that has not vested, shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes.

         1.11 SECTION 83(b) ELECTIONS. If a Participant shall file an election with the Internal Revenue Service to include the value of any Award in the Participant's gross income while such Award remains subject to restrictions, the Participant shall promptly furnish the Corporation with a copy of such election.

II.      OPTIONS

         2.1 GRANTS. One or more Options may be granted under this Article to any Eligible Participant or Nonmanagement Director.

         2.2 OPTION PRICE.

         (a) PRICING LIMITS. The exercise price for shares of Common Stock covered by Options shall be determined by the Outside Board or the Board at the time of the Award.

         (b) PAYMENT PROVISIONS. The exercise price for any shares of Common Stock purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by good check payable to the order of the Corporation; (iii) by the delivery of shares of Common Stock already owned by the Participant; or (iv) if authorized by the Outside Board or the Board or specified in the applicable Award Document, by a promissory note of the Participant consistent with the requirements of Section 1.9; PROVIDED, HOWEVER, that the Outside Board or the Board may, in its absolute discretion, limit the Participant's ability to exercise an Option by delivering shares of Common Stock, including by imposing a requirement that the Participant satisfy a minimum holding period with respect to the shares so delivered. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

         2.3 NOT INCENTIVE STOCK OPTIONS. It is not intended that any Option granted under this Plan shall constitute an incentive stock option as defined in
Section 422 of the Code.

         2.4. OPTION PERIOD.

         (a) AWARD PERIOD. Each Option shall specify the Award Period for which the Option is granted and shall provide that the Option shall expire at the end of such Award Period. The Outside Board or the Board may extend the Award Period by amendment of an Option. Notwithstanding the foregoing, the Award Period with respect to an Option, including all extensions, shall not exceed ten (10) years.

         (b) EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. Notwithstanding the provisions of Section 2.4(a), unless otherwise provided by the Outside Board or the Board, an Option shall expire on the earliest to occur of (i) the end of the Award Period, (ii) if the Participant is an Employee or Nonmanagement Director, the date three (3) months following the Participant's termination of employment or service for the Corporation for any reason other than Retirement, Total Disability or death, (iii) if the Participant is an Employee or Nonmanagement Director, the date twelve (12) months following the Participant's termination of employment or service for the Corporation by reason of Retirement, Total Disability or death, (iv) if the Participant is an Independent Contractor, the date three (3) months following the termination of the Participant's contract with the Corporation, and (v) the date of termination of the Option pursuant to
Section 3.14.

         2.5. VESTING; FORFEITURE.

         (a) An Option shall be exercisable or shall vest upon such terms and conditions or pursuant to such schedule as the Outside Board or the Board shall determine at the time of the Award. Notwithstanding the foregoing, unless otherwise specified by the Outside Board or the Board, an Option shall become immediately exercisable and fully vested upon the termination of the Participant's employment by, service for or contract with the Corporation by reason of Retirement, Total Disability or death. Unless otherwise specified by the Outside Board or the Board, an Option that is not vested upon the termination of the Participant's employment by, service for or contract with the Corporation shall be forfeited.

         (b) Notwithstanding the provisions of Section 2.5(a), an Option shall become immediately exercisable and fully vested in the event of (i) a merger, consolidation or reorganization to which the Corporation is a party other than as the surviving entity, unless the surviving entity shall elect to continue the Plan in its existing form and abide by the terms of all Awards granted thereunder, (ii) a merger, consolidation or reorganization to which the Corporation is a party as the surviving entity, other than any such merger, consolidation or reorganization resulting in a change of ownership of less than fifty percent (50%) of the then outstanding Common Stock; (iii) any transaction or series of related transactions resulting in the acquisition of a majority of the outstanding shares of Common Stock; (iv) any transfer of all or substantially all of the assets of the Corporation; or (v) the liquidation or dissolution of the Corporation. In such event, the Corporation may, but shall not be required to, give the Participant prior written notice of the effectiveness of any such event, and the Participant may exercise the Option (to the extent it is still in effect) on or prior to the last day specified by the Corporation; to the extent that the

Option has not been exercised, it will expire at 5:00 P.M. on the last day specified in such notice by the Corporation.

         2.6 OPTION REPRICING, CANCELLATION, SUBSTITUTION OR WAIVER OF RESTRICTIONS. Subject to Sections 1.5 and 3.5 and the specific limitations on Awards contained in this Plan, the Outside Board or the Board from time to time may authorize, generally or in specific cases only, for the benefit of any Participant who is an Employee or an Independent Contractor, any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent granting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result, among other changes, in an exercise or purchase price that is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

III.     OTHER PROVISIONS

         3.1    RIGHTS OF ELIGIBLE PARTICIPANTS, PARTICIPANTS AND BENEFICIARIES.

         (a) EMPLOYMENT STATUS. Status of an Eligible Participant or a Nonmanagement Director shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Participant or a Nonmanagement Director or to Eligible Participants or Nonmanagement Directors generally.

         (b) NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall this Plan interfere in any way with the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause; PROVIDED, HOWEVER, that nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of any Participant without his or her consent.

         (c) PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.5(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including share of Common Stock, except as expressly otherwise provided) of the corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         3.2      ADJUSTMENTS.

         (a) EVENTS REQUIRING ADJUSTMENTS. If any of the following events occur, the Outside Board or the Board shall make the adjustments described in Section 3.2(b): (i) any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), (ii) any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, (iii) any issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation (other than to employees) at less than eighty percent (80%) of fair value on the date of such issuance, or
(iv) any other like corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation.

         (b) ADJUSTMENTS TO AWARDS. If any of the events described in Section 3.2(a) occurs, then the Outside Board or the Board shall, in such manner and to such extent (if any) as it deems appropriate and equitable, (i) proportionately adjust any or all of (1) the number and type of shares of Common Stock that thereafter may be made the subject of Awards (including the specific maximum set forth in Section 1.5), (2) the number, amount and type of shares of Common Stock subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, (4) the Common Stock or cash deliverable upon exercise of any or all outstanding Awards, or (5) the performance standards appropriate to any or all outstanding Awards; or (ii) make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of the event.

         3.3 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

         3.4 TAX WITHHOLDING. Upon any exercise, vesting, or payment of any Award, the Outside Board or the Board may make such provisions and take such steps as it may deem necessary or appropriate for the withholding by the Corporation of all federal, state, local and other taxes required by law to be withheld, including without limitation, the right, at its option, (i) to require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes that the Corporation may be required to withhold with respect to such transaction as a condition to the release of Common Stock or the making of any payment or distribution, (ii) to deduct from any amount payable in cash, (iii) to reduce the number of shares of Common Stock otherwise deliverable (or otherwise reacquire such shares), based upon their Fair Market Value on the date of delivery, or to grant the Participant the right to elect such reduction in the number of shares upon such terms and conditions as it may establish, or (iv) to permit the Corporation to accept a note for the amount of any taxes that the Corporation may be required to withhold with respect to such transaction in accordance with Section 1.9.

         3.5      PLAN AMENDMENT, TERMINATION AND SUSPENSION.

         (a) BOARD AUTHORIZATION. Subject to this Section 3.5, the Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Outside Board or the Board shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

         (b) STOCKHOLDER APPROVAL. If any amendment would (i) materially increase the benefits accruing under this Plan, (ii) materially increase the aggregate number of shares of Common Stock that may be issued under this Plan (except as provided in Section 3.2), or (iii) materially modify the requirements as to eligibility for participation in the Plan, such amendment shall be subject to stockholder approval.

         (c) AMENDMENTS TO AWARDS. Without limiting any other express authority granted under this Plan, but subject to its express limits, the Outside Board or the Board by agreement or resolution may waive conditions of or limitations on Awards to Eligible Participants or Nonmanagement Directors that the Outside Board or the Board in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect the Participant's rights and benefits under an Award in any materially adverse manner.

         (d) LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of the Plan or any change affecting any outstanding Award shall, without the written consent of the Participant, Beneficiary or Personal Representative, as applicable, affect in any manner materially adverse to such person any rights or benefits of any such person or any obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change; however, any changes made pursuant to Section 3.2 shall not be deemed to constitute changes or amendments for purposes of this Section 3.5.

         3.6 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Outside Board or the Board or this Plan and expressly stated in an Award Document, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment shall be made for dividends or other stockholder rights for which a record date is prior to the date of delivery of such shares.

         3.7 EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of the date the Plan is approved by the Board, subject to approval by a vote of the holders of a majority of the outstanding shares of Common Stock at a meeting of stockholders of the Corporation held within twelve (12) months before or after the date the Plan is approved by the Board. Awards may be granted hereunder on or after the effective date and prior to the termination of the Plan.

         3.8 TERM OF THE PLAN. No Award shall be granted after the Plan Termination Date. Unless otherwise expressly provided in this Plan or in an applicable Award Document, any Award may extend beyond such date, and all authority of the Outside Board or the Board with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of Awards outstanding on the Plan Termination Date.

         3.9      GOVERNING LAW/SEVERABILITY.

         (a) CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards, and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, without reference to any otherwise applicable principles of conflicts of law.

         (b) SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be valid and unenforceable, the remaining provisions of this Plan shall continue in effect.

         3.10 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         3.11 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Award hereunder, if any entity ceases to be a Subsidiary, the employment, service or contract of all Participants who are employed by, in the service of or under contract with such entity shall be deemed to have terminated, except any such Participant who continues as an employee, servant or contractor of the Corporation or another Subsidiary.

         3.12 NONEXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

         3.13 PLAN BINDING ON SUCCESSORS. The obligations of the corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provisions for the preservation of all Participants' rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         3.14 COMPETITION BY PARTICIPANTS.

         (a) In the event that the Outside Board or the Board determines that a Participant, within such period of time as shall be specified in the related Award Document, directly or indirectly, individually or as an employee, partner, officer, director, or stockholder or in any other capacity whatsoever of any person, firm, partnership or corporation: (i) recruits, hires, assists others in recruiting or hiring, discusses employment with or refers to others any person who is, or within the preceding twelve (12) months was, an employee of the Corporation or any Subsidiary or any prospective or former Subsidiary; (ii) competes with the Corporation or any Subsidiary in such segments of the business of the Corporation and within such territory as shall be specified in such related Award Documents; (iii) uses in competition with the Corporation or any Subsidiary, customer, prospective customer or former customer, within such segments and specified territory, any of the methods, information or systems developed by the Corporation or any Subsidiary for its customers, prospective customers or former customers where the Corporation or Subsidiary or such customer, prospective customer or former customer does business; or (iv) calls upon, solicits, accepts employment with, sells or endeavors to sell to, within such segments and specified territory, any customer, prospective customer or former customer of the Corporations or any Subsidiary; the following provision shall apply with respect to any shares of Common Stock received and Awards granted under this Plans as of the date of the first occurrence prohibited under this provision:

                  (i) Such Participant: (x) shall immediately sell and deliver to the Corporation, upon demand, all shares of Common Stock sold or awarded to the Participant under the Plan as to which the Participant is still the direct or indirect beneficial owner at the cash price per share, if any, paid by the Participant; and (y) shall pay to the Corporation an amount in cash with respect to each share of Common Stock not still so held equal to the Fair Market Value of each such share on the first date on which such share is no longer held less the price paid by the Participant for such share.

                  (ii) Any Award outstanding under the Plan shall automatically terminate and shall no longer be exercisable and all Shares of Restricted Stock then held shall automatically terminate.

     (b) The provisions of this Section 3.14 shall not limit or restrict in any manner any rights or remedies which the Corporation and its Subsidiaries may have under any separate employment agreement with a Participant and or otherwise with respect to competition by a Participant.

     (c) If any provisions of this Section 3.14 should be found by any court of competent jurisdiction to be unreasonable by reason of being too broad as to the period of time, territory, aspects of business or customers covered or otherwise, then and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, aspects of business or customers covered or otherwise set forth shall be changed to be the maximum period of time, the largest territory, the most aspects of business and customers covered and/or the broadest other limitations, as the case may be, which would be found reasonable and enforceable by such court, and similarly, if any remedy is so found to be unenforceable in whole or in part, or to any extent, such provision shall remain in effect only to the extent the remedies would be enforceable by such court.